UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2012

THE PULSE BEVERAGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53586	36-4691531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12195 Mariposa Street
Westminster, CO 80234
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 382-5476

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

           The Company has recently been made aware that a Notice of Civil Claim as against the Company and two former directors of the Company was filed in the Supreme Court of British Columbia. The claim alleges that these former directors breached certain oral and/or written agreements relating to the sale of certain securities of the Company and that the Company induced such former directors to do so.  As of the date hereof the Company has not been served in connection with this claim. The Company is of the view that this claim is completely without merit and, if properly served, intends to vigorously defend such claim and seek compensatory damages for the frivolous nature of such claim.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 2012

THE PULSE BEVERAGE CORPORATION

By:	/s/ Robert Yates Robert Yates, Chief Executive Officer